As filed with the Securities and Exchange Commission on August 13, 1997
                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             Wonderware Corporation
             (Exact name of Registrant as specified in its charter)
        Delaware                                               33-03046777
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

     100 Technology Drive                                        92618
          Irvine, CA                                           (Zip code)
(Address of principal executive offices)


                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                  Roy H. Slavin
                  Chairman of the Board of Directors, President
                           and Chief Executive Officer
                             WONDERWARE CORPORATION
                              100 Technology Drive
                                Irvine, CA 92618
                     (Name and address of agent for service)

                                 (714) 727-3200
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                              D. Bradley Peck, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

                                                                     Proposed     Proposed maximum
                                                                      maximum        aggregate
          Title of securities                   Amount to         offering price     offering          Amount of
           to be registered                   be registered        per share (1)     price (1)      registration fee

----------------------------------------------------------------------------------------------------------------------

  Common Stock, $.001 par value               400,000 shares         $17.9375        $7,175,000          $2,175

======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 8, 1997 as reported on the NASDAQ National Market System.





                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8


      The contents of Registration Statement on Form S-8 No. 33-66366 filed with the Securities and Exchange Commission on July 22, 1993 are incorporated by reference herein.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13th day of August, 1997.


                                            WONDERWARE CORPORATION




                                            By:    /s/ ROY H. SLAVIN
                                                   Roy H. Slavin
                                                   Chief Executive Officer,
                                                   President and
                                                   Chairman of the Board
                                                   (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROY H. SLAVIN and SAM M. AURIEMMA, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date


/s/ ROY H. SLAVIN         Chief Executive Officer, President     August 13, 1997
------------------------
   Roy H. Slavin          and Chairman of the Board
                          (Principal Executive Officer)



/s/ SAM M. AURIEMMA       Vice President, Finance,               August 13, 1997
------------------------
   Sam M. Auriemma        Chief Financial Officer and
                          Secretary (Principal Financial
                          and Accounting Officer)


/s/ F. RIGDON CURRIE      Director                               August 13, 1997
------------------------
   F. Rigdon Currie


/s/ HARVARD H. HILL, JR.  Director                               August 13, 1997
------------------------
   Harvard H. Hill, Jr.


/s/ JAY L. KEAR           Director                               August 13, 1997
------------------------
   Jay L. Kear


/s/ JOHN E. REHFELD       Director                               August 13, 1997
------------------------
   John E. Rehfeld


/s/ KENNETH M. SMITH      Director                               August 13, 1997
------------------------
   Kenneth M. Smith

                                  EXHIBIT INDEX


Exhibit No.                            Description

4.1       Registrant's Amended and Restated Certificate of Incorporation.(1)

4.2       Registrant's Amended Bylaws.(1)

4.3       Specimen stock certificate.(1)

4.4 Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock.(2)

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

23.2      Consent of Cooley Godward LLP.
          Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to page 3.

99.1      Registrant's Employee Stock Purchase Plan.



(1) Filed as an exhibit to the Registration Statement on Form S-1 (No. 33-63906) on June 4, 1993, and incorporated herein by reference.

(2) Filed as an exhibit to the Form 8-K Current Report dated February 15, 1996, and incorporated herein by reference.